Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “General Information” and “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information in Post-Effective Amendment No. 246 to the Registration Statement of SPDR® Series Trust (Form N-1A, No. 333-57793).

We also consent to the incorporation by reference in the Statements of Additional Information of our reports, dated August 28, 2020 on the financial statements and financial highlights of SPDR Portfolio Short Term Treasury ETF, SPDR Portfolio Long Term Treasury ETF, SPDR Portfolio Short Term Corporate Bond ETF, SPDR Portfolio Intermediate Term Corporate Bond ETF, SPDR Portfolio Long Term Corporate Bond ETF, SPDR Portfolio Aggregate Bond ETF, SPDR Nuveen Bloomberg Barclays Municipal Bond ETF, SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF, SPDR S&P Kensho Intelligent Structures ETF, SPDR S&P Kensho Smart Mobility ETF, SPDR S&P Kensho Future Security Index ETF, SPDR S&P Kensho New Economies Composite ETF, SPDR S&P Kensho Clean Power ETF, SPDR S&P Kensho Final Frontiers ETF, SPDR S&P Aerospace & Defense ETF, SPDR S&P Bank ETF, SPDR S&P Homebuilders ETF, SPDR S&P Oil & Gas Exploration & Production ETF, SPDR S&P Regional Banking ETF, SPDR Bloomberg Barclays 1-3 Month T-Bill ETF, SPDR Portfolio TIPS ETF (formerly SPDR Bloomberg Barclays TIPS ETF), SPDR Bloomberg Barclays 1-10 Year TIPS ETF, SPDR Portfolio Intermediate Term Treasury ETF (formerly SPDR Bloomberg Barclays Intermediate Term Treasury ETF), SPDR Portfolio Corporate Bond ETF (formerly SPDR Bloomberg Barclays Corporate Bond ETF), SPDR Bloomberg Barclays Convertible Securities ETF, SPDR Portfolio Mortgage Backed Bond ETF(formerly SPDR Bloomberg Barclays Mortgage Backed Bond ETF), SPDR Nuveen Bloomberg Barclays High Yield Municipal Bond ETF (formerly SPDR Nuveen S&P High Yield Municipal Bond ETF), SPDR Bloomberg Barclays High Yield Bond ETF, SPDR Bloomberg Barclays Short Term High Yield Bond ETF, SPDR Bloomberg Barclays Investment Grade Floating Rate ETF, SPDR Portfolio High Yield Bond ETF(formerly SPDR ICE BofAML Broad High Yield Bond ETF), SPDR Dow Jones REIT ETF, SPDR Global Dow ETF, SPDR NYSE Technology ETF, SPDR MSCI USA Strategic Factors ETF, SPDR Portfolio S&P 500 ETF (formerly SPDR Portfolio Large Cap ETF), SPDR SSGA US Large Cap Low Volatility Index ETF, SPDR Portfolio S&P 600 Small Cap ETF (formerly SPDR Portfolio Small Cap ETF), SPDR SSGA US Small Cap Low Volatility Index ETF, SPDR Portfolio S&P 1500 Composite Stock Market ETF (formerly SPDR Portfolio Total Stock Market ETF), SPDR Portfolio S&P 400 Mid Cap ETF (formerly SPDR Portfolio Mid Cap ETF), SPDR S&P 1500 Momentum Tilt ETF, SPDR S&P 1500 Value Tilt ETF, SPDR S&P 400 Mid Cap Growth ETF, SPDR S&P 400 Mid Cap Value ETF, SPDR Portfolio S&P 500 Growth ETF, SPDR Portfolio S&P 500 Value ETF, SPDR Portfolio S&P 500 High Dividend ETF, SPDR S&P 600 Small Cap ETF, SPDR S&P 600 Small Cap Growth ETF, SPDR S&P 600 Small Cap Value ETF, SPDR S&P Biotech ETF, SPDR S&P Capital Markets ETF, SPDR S&P Dividend ETF, SPDR S&P Health Care Equipment ETF, SPDR S&P Health Care Services ETF, SPDR S&P Insurance ETF, SPDR S&P Metals & Mining ETF, SPDR S&P Oil & Gas Equipment & Services ETF, SPDR S&P Pharmaceuticals ETF, SPDR S&P Retail ETF, SPDR S&P Semiconductor ETF, SPDR S&P Software & Services ETF, SPDR S&P Telecom ETF, SPDR S&P Transportation ETF, SPDR Wells Fargo Preferred Stock ETF, SPDR S&P 500 Fossil Fuel Reserves Free ETF, SPDR Russell 1000 Low Volatility Focus ETF, SPDR Russell 1000 Momentum Focus ETF, SPDR Russell 1000 Yield Focus ETF, SPDR FactSet Innovative Technology ETF, SPDR SSGA Gender Diversity Index ETF, SPDR S&P Internet ETF and SPDR Dorsey Wright Fixed Income Allocation (seventy-four Funds constituting SPDR® Series Trust), included in the June 30, 2020 Annual Reports of SPDR® Series Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 28, 2020